As filed with the Securities and Exchange Commission on March 2, 2021

Registration No. 333-253776

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment

No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-4326290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Sidney Street

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Seres Therapeutics, Inc. 2015 Incentive Award Plan

Seres Therapeutics, Inc. 2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Eric D. Shaff

President and Chief Executive Officer

Seres Therapeutics, Inc.

200 Sidney Street

Cambridge, MA 02139

(Name and Address of Agent for Service)

(617) 945-9626

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Peter N. Handrinos, Esq.

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8 (File No. 333-253776) filed with the Securities and Exchange Commission on March 2, 2021 (the “Original Filing”) is being filed by Seres Therapeutics, Inc. (the “Registrant”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, solely to update Exhibits 5.1 and 23.2. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing. No additional securities are registered, and registration fees were paid upon filing of the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37456) filed on July 1, 2015)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37456) filed on December 7, 2020)

5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of attorney (included on signature pages of the Original Filing)

99.1	Seres Therapeutics, Inc. 2015 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-37456) filed on March 2, 2021)

99.2	Seres Therapeutics, Inc. 2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-204484) filed on May 27, 2015)

+    Filed herewith.

*    Previously filed as an exhibit to the Original Filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 2nd day of March, 2021.

SERES THERAPEUTICS, INC.

By:	/s/ Eric D. Shaff
Eric D. Shaff President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Eric D. Shaff Eric D. Shaff	President, Chief Executive Officer, Director (principal executive officer)	March 2, 2021

* Marcus Chapman	Vice President, Finance and Principal Financial and Accounting Officer (principal accounting officer and principal financial officer)	March 2, 2021

* Stephen Berenson	Chairman of the Board	March 2, 2021

* Dennis Ausiello, M.D.	Director	March 2, 2021

* Grégory Behar	Director	March 2, 2021

* Paul R. Biondi	Director	March 2, 2021

* Willard H. Dere, M.D.	Director	March 2, 2021

* Kurt C. Graves	Director	March 2, 2021

* Richard N. Kender	Director	March 2, 2021
* Meryl S. Zausner	Director	March 2, 2021

* By:	/s/ Eric D. Shaff
Name:	Eric D. Shaff
Title:	Attorney-in-Fact